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                                        INTRUST FINANCIAL CORPORATION
                         COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

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                                              Nine Months Ended
                                                 September 30
                                                 (unaudited)            Years Ended December 31,
                                                1997     1996     1996     1995     1994     1993     1992
                                                ----     ----     ----     ----     ----     ----     ----
Excluding interest on deposits:
Net income                                     11,745    9,693    1,680   12,387   18,969   17,626   17,513
Income taxes                                    6,521    5,406       51    6,379   10,884    8,154    4,867
Fixed charges, excluding preferred stock
 dividends and capitalized interest             7,826    6,860    9,102    8,270    5,103    3,319    2,832
  Earnings                                     26,092   21,959   10,833   27,036   34,956   29,099   25,212

Interest excluding interest on deposits         7,826    6,860    9,102    8,270    5,103    3,319    2,832
Preferred stock dividends                          --       --       --       --       --       --       --
Capitalized interest                               --       --       --       --       --       --       --
  Fixed charges                                 7,826    6,860    9,102    8,270    5,103    3,319    2,832

Earnings to fixed charges, excluding interest
  on deposits                                    3.33     3.20     1.19     3.27     6.85     8.77     8.90

Including interest on deposits:
Net income                                     11,745    9,693    1,680   12,387   18,969   17,626   17,513
Income taxes                                    6,521    5,406       51    6,379   10,884    8,154    4,867
Fixed charges, excluding preferred stock
 dividends and capitalized interest            44,423   42,132   56,436   53,460   38,267   34,253   38,368
  Earnings                                     62,689   57,231   58,167   72,226   68,120   60,033   60,748

Interest, including interest on deposits       44,423   42,132   56,436   53,460   38,267   34,253   38,368
Preferred stock dividends                          --       --       --       --       --       --       --
Capitalized interest                               --       --       --       --       --       --       --
  Fixed charges                                44,423   42,132   56,436   53,460   38,267   34,253   38,368

Earnings to fixed charges, including interest
  on deposits                                    1.41     1.36     1.03     1.35     1.78     1.75     1.58

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